Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47069, 333-56849, 333-103570, 333-143923, 333-142279, 333-174306 and 333-174374) and Form S-3 (Nos. 333-81419, 333-90961, 333-114938 and 333-119134) of Quanta Services, Inc. of our report dated March 1, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 1, 2013